Exhibit 99.1

Concrete Pumping Holdings to Acquire Capital Pumping

- Transformative Acquisition Increases Efficiencies of Scale and Strategically Expands Presence in the Fragmented Texas Region –

DENVER, CO – March 18, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K., has entered into a definitive agreement to acquire Capital Pumping, LP and its affiliates (“Capital Pumping”) in an all-cash transaction. The purchase agreement was unanimously approved by CPH’s board of directors and is expected to close in the second calendar quarter of 2019, subject to regulatory approvals and other customary closing conditions.

The transformative acquisition greatly enhances the Company’s positioning and scale in the fragmented concrete pumping industry, specifically within the Texas region. The increased scale will provide CPH and its customers with advantages including increased breadth of services, expanded fleet availability and a platform to establish itself as the employer of choice in the industry.

“The purchase of Capital Pumping is a unique opportunity that is consistent with our acquisition strategy and adds a well-run business that shares our core values of safety, people and reliability,” said Concrete Pumping Holdings CEO Bruce Young. “Capital Pumping’s leading position in the highly fragmented Texas region, along with its efficient asset base that has an average fleet age of only three years, instantly attracted us to the business. Additionally, we see a compelling opportunity for Capital Pumping’s customer base to access our Eco-Pan concrete waste removal services.”

Matthew Homme, board member of CPH and Managing Director of Peninsula Pacific, a private equity firm based in Los Angeles, CA, said: “Under owner Keith Crawford’s leadership, Capital Pumping has become a dynamic and well-regarded name in concrete pumping, and we look forward to continuing the proud stewardship of the business as part of expanding the CPH platform.”

Capital Pumping generated Adjusted EBITDA1 in 2018 of approximately $23 million, excluding synergies that are expected to be realized through operational efficiencies. The acquisition provides compelling opportunities for CPH to grow its scale and diversity as well as enhance its financial profile. Such opportunities include:

●   Increasing efficiencies of scale in Texas, which is highly fragmented;

●   Strategically expanding its presence in the high-growth Texas region;

●   Providing a larger customer base to expand the Eco-Pan business;

●   Adding a highly complementary business and the youngest fleet of scale in the industry; and

●   Providing compelling adjusted EBITDA, tax, capital expenditure and real estate synergies.

Young continued: “As we look to drive profitable growth over the long-term, Capital Pumping will play a key role in that strategy. We expect the deal will be accretive to CPH’s profitability levels, supporting our ability to increase free cash flow and de-lever our balance sheet.”

1 Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measure” below for a discussion of Adjusted EBITDA and a reconciliation to net income.

Tariq Osman, Vice Chairman of CPH, and Partner and Managing Director of Argand Partners, a private equity firm based in New York, NY, commented: “We are excited to bring such a strong team and brand into the CPH organization and are confident that the combined company can drive long-term shareholder value.”

Transaction Financing and Capital Structure Initiatives

CPH intends to finance the acquisition with a combination of proceeds from the issuance and sale of equity or equity-linked securities and additional term loans under its $357 million Term Loan B facility. The proposed financing is subject to market conditions and other factors which could cause the terms, structure or nature of such financing to change materially.

On a pro forma basis giving effect to the acquisition of Capital Pumping as of the beginning of CPH’s 2019 fiscal year, CPH expects its net leverage to decline by the end of its fiscal year 2019 to 3.5x or below from approximately 4.4x as of December 6, 2018, which is the date CPH consummated its business combination with Industrea Acquisition Corp. CPH believes that it will generate cash flows following the acquisition which will allow it to further reduce its net leverage ratio.

Additionally, in order to simplify its capital structure and reduce potential dilution from its outstanding warrants, CPH intends to commence an offer to exchange its common stock for its outstanding warrants, which is intended to be completed prior to or concurrently with the closing of the acquisition. The timing and terms of any offer to exchange shares of common stock for warrants is subject to market conditions and other factors, and no assurance can be given as to the commencement or completion of such offer to exchange.

Advisors

UBS Investment Bank, Robert W. Baird & Co. ("Baird") and Stifel Nicolaus & Company, Incorporated ("Stifel") acted as financial advisors to CPH. Ballard Spahr LLP and Winston & Strawn LLP acted as legal counsel to CPH. WoodRock / TCB Capital Markets acted as exclusive financial advisor and McGinnis Lochridge LLP acted as legal counsel to Capital Pumping.

Conference Call

CPH will hold a conference call Monday, March 18, 2019, at 10:00 a.m. Eastern time to discuss the transaction. The Company’s CEO Bruce Young and CFO Iain Humphries will host the call, followed by a question and answer period.

Date: Monday, March 18, 2019

Time: 10:00 a.m. Eastern time (8:00 a.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13688042

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.concretepumpingholdings.com. An investor presentation relating to the transaction will also be posted on the Company’s website.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through April 15, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13688042

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the U.S. and the U.K., operating under the only established, national brands in both regions (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S., operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2018, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 13 locations in the U.S.  For more information, please visit www.concretepumpingholdings.com or CPH’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

About Capital Pumping, LP

Capital Pumping, LP ("Capital Pumping") is a leading provider of concrete pumping services in Texas. Founded in and family-owned since 1971, Capital Pumping provides highly trained pump operators, experienced mechanics and specialized equipment to provide high quality service to its customers.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, including the performance of Capital and the expected benefits from the Capital acquisition, the expected financing for the acquisition, and the potential offer to exchange CPH shares of common stock for warrants. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s and Capital’s financial condition and results of operations. Management also uses this non-GAAP financial measure to compare performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating ongoing operating results and in comparing financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, non-recurring adjustments, management fees and other one-time and non-operational expenses.

Current and prospective investors should review the Company’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

The following is a reconciliation of Capital’s Adjusted EBITDA to net income for its fiscal year ended December 31, 2018.

Fiscal Year Ending
($000s)	December 31, 2018
Net Income	$14,247
Interest Expense, net	589
Misc. Income	(27)
D&A	10,943
Reported EBITDA	$25,752

Adjustment for Normalized Level of Gain on Sale	$(2,794)
Normalized Repairs and Maintenance Expense	(265)
Bad Debt Expense Reversal	(77)
Owner Compensation[1]	68
Accounting Fees	(63)
Other Adjustments[2]	162
Capital Adjusted EBITDA	$22,783

1) Current Owner of Capital will not remain with the Company post-transaction. Existing management team will continue to run Capital post-transaction.
2) Other Adjustments include rent expense related to the Austin office (which will not be included in the transaction), removal of taxes from G&A, and other non-recurring or one-off items.

Contact:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

BBCP@Liolios.com